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CARECENTRIC, INC.

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FOR IMMEDIATE RELEASE                            COMPANY CONTACT:
                                                 JOHN R. FESTA
                                                 PRESIDENT AND CEO
                                                 (678)  264-4400

CareCentric and Patient Care Technologies Partner For ‘Best of Breed’ Clinical and Operational Management

Wed, July 23, 2003

ATLANTA, —

CareCentric, Inc., a leading provider of management information systems to the home health care community, announced its partnership today with Patient Care Technologies (PtCT), the nation’s #1 provider of home health clinical information systems. The new alliance will provide CareCentric customers with access to one of the most comprehensive and widely installed clinical management systems on the market. In turn, PtCT customers will be able to directly interface with CareCentric’s integrated billing and financial systems. The agreement is particularly noteworthy as it represents two of the healthcare industry’s most prominent information system leaders working together to bring practical, innovative and customer driven solutions to the market.

As part of the partnership, Patient Care Technologies will have the ability to offer their customers CareCentric’s MestaMed(R) integrated billing and operations system for a powerful, robust HME solution. This is the latest in recent CareCentric initiatives to provide customers with system enhancements utilizing “best-of-breed” product offerings. To date these offerings include automated point of care PDA solutions, web-based time and attendance, integrated eCMNs, and home care pharmacy TPN compounding interface capabilities.

“Patient Care Technologies’ Home Care Manager(R) is a proven, technologically-advanced clinical system that will enable our customers to fully address the clinical challenges of the home care industry in today’s regulatory environment,” stated John R. Festa, CareCentric President and CEO. “Agencies who are involved in co-managing costs and quality will be able to review clinical processes and outcomes as well as benchmark their results against the national norm.”

Mr.     Festa added, “We are committed to providing our customers with solutions that give them a competitive advantage in the marketplace through increased product offerings which improve employee productivity and enterprise cash flow. We believe that PtCT offers our customers an option that will do just that.”

“CareCentric is a strong and innovative leader in the home health software industry and we are very excited about this partnership”, indicated Mark Braunstein, President of Patient Care Technologies. “This alliance will enable CareCentric home health customers to significantly enhance current utilization of their billing and operations system through a simple, structured but sophisticated vehicle for accessing and recording patient information at the point-of-care. In addition, it will provide Patient Care Technology customers with access to a very strong back-office system for increased billing and operational management control.”

Patient Care Technologies is an employee-owned company and has been providing clinical solutions to the home care industry since 1991. Their clinical system has won several awards including the Health Innovations in Technology Systems (HITS) Award and Market Leader in Home Care Clinical Software. Both PtCT and CareCentric are headquartered in Atlanta, Ga.

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi- office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. CareCentric was selected as a top ranking company in both the 2003 Georgia 100 and Healthcare Informatics 100 listings. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.

For more information, please visit the CareCentric, Inc. Web site: http://www.carecentric.com

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric’s future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric’s financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric’s dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric’s Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric’s periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

INVESTOR NOTICE

        CareCentric has filed with the SEC a proxy statement and other relevant documents concerning a proposed merger with an investor group led by John E. Reed that could have the effect of taking CareCentric private. CareCentric has entered into an Agreement and Plan of Merger dated June 4, 2003 by and among CareCentric, Borden Associates, Inc., John E. Reed, Stewart B. Reed and James A. Burk. The merger agreement has been filed with the SEC as an exhibit to the proxy statement. Investors of CareCentric are urged to read the proxy statement, the merger agreement, and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CareCentric free of charge by requesting them in writing from Ana McGary at CareCentric, Inc., 2625 Cumberland Parkway, Suite 310, Atlanta, GA 30339 or by telephone at (678) 264-4400.

        CareCentric, its directors and executive officers and certain of their employees and the investor group described previously may be deemed to be participants in the solicitation of proxies from the stockholders of CareCentric in connection with the merger, if consummated. These participants may have interests in the merger, if consummated, including interests resulting from holding options or shares of CareCentric common stock. Information about the interests of directors and executive officers of CareCentric, the investor group, and their ownership of securities of CareCentric are set forth in the proxy statement.

        Investors should read the proxy statement carefully before making any voting or investment decisions.